UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 14, 2006
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Events.
     On July 17, 2006, we issued a press release announcing the preferential rights acquisition of additional working interests in Mississippi Canyon Blocks 108 and 109 was completed on July 14, 2006. The acquisition cost, net of purchase price adjustments, totaled approximately $189.3 million, which was financed with proceeds from the recent $225 million senior floating rate notes issuance. Based on our December 31, 2005 reserve report, the acquisition added estimated proved reserves of 57 billion cubic feet of gas equivalent in the acquisition. In conjunction with the closing of this preferential rights acquisition, we secured an increase in the borrowing base of our bank credit facility to $325 million. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press release dated July 17, 2006, “Stone Energy Corporation Announces Completion of Preferential Rights Acquisition and Increased Borrowing Base.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: July 18, 2006	By:	/s/ J. Kent Pierret J. Kent Pierret
Senior Vice President,
Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated July 17, 2006, “Stone Energy Corporation Announces Completion of Preferential Rights Acquisition and Increased Borrowing Base.”